Ex99-18

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 09/14/1999
91382487 - 3096102

CERTIFICATE OF FORMATION

OF

TORO ENERGY OF MICHIGAN, LLC

        This Certificate of Formation of Toro Energy of Michigan, LLC (the "LLC") is being duly executed and filed by Paul Kaden as an authorized person to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C § 18-101, et seq.).

        FIRST:  The name of the limited liability company formed hereby is Toro Energy of Michigan, LLC.

        SECOND:  The address of the registered office of the LLC in the State of Delaware is:

CorpAmerica, Inc.
30 Old Rudnick Lane
Dover, Delaware 19901

        THIRD: The name and address of the registered agent for service of process on the LLC in the state of Delaware are:
CorpAmerica, Inc.
30 Old Rudnick Lane
Dover, Delaware 19901

        IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the 7th day of September, 1999.

                                                              /s/ Paul Kaden
                                                              PAUL KADEN,
                                                              An authorized person